RYAN SPECIALTY REPORTS THIRD QUARTER 2025 RESULTS
- Total Revenue grew 24.8% year-over-year to $754.6 million -
- Organic Revenue Growth Rate* of 15.0% year-over-year -
- Net Income of $62.6 million, or $0.20 per diluted share -
- Adjusted EBITDAC* grew 23.8% year-over-year to $235.5 million -
- Adjusted Net Income increased 15.9% year-over-year to $131.7 million -
- Adjusted Diluted Earnings Per Share grew 14.6% or $0.47 per diluted share -
October 30, 2025 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”),
a leading international specialty insurance firm, today announced results for the third quarter ended September 30,
2025.
Third Quarter 2025 Highlights
•Revenue grew 24.8% year-over-year to $754.6 million, compared to $604.7 million in the prior-year period
•Organic Revenue Growth Rate* was 15.0% for the quarter, compared to 11.8% in the prior-year period
•Net Income increased 118.6% year-over-year to $62.6 million, compared to $28.6 million in the prior-year period. Diluted Earnings Per Share was $0.20
•Adjusted EBITDAC* increased 23.8% to $235.5 million, compared to $190.3 million in the prior-year period
•Adjusted EBITDAC Margin* of 31.2%, compared to 31.5% in the prior-year period
•Adjusted Net Income* increased 15.9% to $131.7 million, compared to $113.6 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 14.6% to $0.47, compared to $0.41 in the prior-year period
•Capital return to stockholders and LLC unit holders was $22.1 million of regular dividends and distributions
“It was a strong quarter for Ryan Specialty, demonstrating the strength and resilience of our firm throughout a challenging insurance and macro environment,” said Patrick G. Ryan, Founder and Executive Chairman of Ryan
Specialty. “We grew total revenue 25%, supported by strong organic growth of 15%, and another quarter of excellent contributions from our recent M&A transactions. We grew Adjusted EBITDAC 23.8% and Adjusted Diluted
EPS by 14.6%. I am especially proud of what we’ve achieved while making substantial strategic investments during the quarter to capitalize on excellent opportunities to add broking and underwriting talent to our world-class team, as well as making continued investments in technology. We are well positioned to strengthen our position as an international leader in the specialty lines industry for years to come.”
“Our team’s relentless execution this quarter underscores the power of our platform, the depth of our expertise, and our unwavering commitment to serving our clients and trading partners,” added Timothy W. Turner, Chief
Executive Officer of Ryan Specialty. “We are navigating this challenging and transitioning market with confidence, driven by our diverse product offerings, durable business model, and a culture that continues to attract talented professionals. The runway ahead of us is significant, and we remain focused on delivering industry-leading organic growth and long-term value for our shareholders.”

Summary of Third Quarter 2025 Results

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in thousands, except percentages and per share data)	2025	2024	$	%	2025	2024	$	%
GAAP financial measures
Total revenue	$754,577	$604,694	$149,883	24.8%	$2,299,913	$1,852,181	$447,732	24.2%
Net commissions and fees	739,552	588,129	151,423	25.7	2,256,537	1,806,264	450,273	24.9
Compensation and benefits	440,434	393,249	47,185	12.0	1,355,995	1,180,825	175,170	14.8
General and administrative	117,589	88,684	28,905	32.6	330,698	247,518	83,180	33.6
Total operating expenses	643,786	523,217	120,569	23.0	1,897,835	1,533,687	364,148	23.7
Operating income	110,791	81,477	29,314	36.0	402,078	318,494	83,584	26.2
Net income	62,603	28,643	33,960	118.6	182,919	187,358	(4,439)	(2.4)
Net income attributable to Ryan Specialty Holdings, Inc.	31,085	17,589	13,496	76.7	55,419	80,911	(25,492)	(31.5)
Compensation and benefits expense ratio (1)	58.4%	65.0%			59.0%	63.8%
General and administrative expense ratio (2)	15.6%	14.7%			14.4%	13.4%
Net income margin (3)	8.3%	4.7%			8.0%	10.1%
Earnings per share (4)	$0.24	$0.15			$0.44	$0.67
Diluted earnings per share (4)	$0.20	$0.09			$0.41	$0.59
Non-GAAP financial measures*
Organic revenue growth rate	15.0%	11.8%			11.4%	13.3%
Adjusted compensation and benefits expense	$417,217	$343,442	$73,775	21.5%	$1,268,059	$1,057,424	$210,635	19.9%
Adjusted compensation and benefits expense ratio	55.3%	56.8%			55.1%	57.1%
Adjusted general and administrative expense	$101,827	$70,991	$30,836	43.4%	$287,414	$199,583	$87,831	44.0%
Adjusted general and administrative expense ratio	13.5%	11.7%			12.5%	10.8%
Adjusted EBITDAC	$235,533	$190,261	$45,272	23.8%	$744,440	$595,174	$149,266	25.1%
Adjusted EBITDAC margin	31.2%	31.5%			32.4%	32.1%
Adjusted net income	$131,704	$113,633	$18,071	15.9%	$424,225	$369,604	$54,621	14.8%
Adjusted net income margin	17.5%	18.8%			18.4%	20.0%
Adjusted diluted earnings per share	$0.47	$0.41	$0.06	14.6%	$1.52	$1.34	$0.18	13.4%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio,
Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 9, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Third Quarter 2025 Review*
Total revenue for the third quarter of 2025 was $754.6 million, an increase of 24.8% compared to $604.7 million in the prior-year period. This increase was primarily due to continued organic revenue growth of 15.0%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the specialty and
E&S markets, revenue from acquisitions completed within the trailing twelve months ended September 30, 2025, changes in contingent commissions, and the impact of foreign exchange rates. We experienced growth across the majority of our casualty lines and modest growth in property lines across all three specialties.
Total operating expenses for the third quarter of 2025 were $643.8 million, a 23.0% increase compared to $523.2 million in the prior-year period. This increase was primarily due to higher Compensation and benefits expenses compared to the prior-year period resulting from higher compensation due to growth in headcount and revenue, partially offset by a decrease in Restructuring and related expenses due to the completion of the ACCELERATE 2025 program, lower Equity-based compensation, and lower Acquisition related long-term incentive compensation.
General and administrative expense also increased compared to the prior-year period due to an increase in professional services and IT charges associated with ongoing technology and data initiatives as well as costs directly linked to revenue growth, recruiter fees, and higher expenses to accommodate both organic and inorganic revenue growth, partially offset by lower Restructuring and related expenses due to the completion of the ACCELERATE 2025 program.
Net income for the third quarter of 2025 increased 118.6% to $62.6 million, compared to $28.6 million in the prior-
year period. The increase was due to strong revenue growth, Other non-operating income compared to a loss in the prior-year period, partially offset by higher Total operating expenses, higher Interest expense, net, and a lower
Income tax benefit compared to the prior-year period.
Adjusted EBITDAC grew 23.8% to $235.5 million from $190.3 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 31.2%, compared to 31.5% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the third quarter of 2025 increased 15.9% to $131.7 million, compared to $113.6 million in the prior-year period. Adjusted net income margin was 17.5%, compared to 18.8% in the prior-year period. Adjusted diluted earnings per share for the third quarter of 2025 increased 14.6% to $0.47, compared to $0.41 in the prior-
year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance
Indicators” below.

Third Quarter 2025 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by strong organic growth.

	Three Months Ended September 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$376,788	50.9%	$346,666	58.9%	$30,122	8.7%
Binding Authority	89,636	12.1	76,497	13.0	13,139	17.2
Underwriting Management	273,128	37.0	164,966	28.1	108,162	65.6
Total Net commissions and fees	$739,552		$588,129		$151,423	25.7%

	Nine Months Ended September 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$1,214,741	53.8%	$1,114,240	61.7%	$100,501	9.0%
Binding Authority	286,110	12.7	245,762	13.6	40,348	16.4
Underwriting Management	755,686	33.5	446,262	24.7	309,424	69.3
Total Net commissions and fees	$2,256,537		$1,806,264		$450,273	24.9%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended September 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$672,942	91.0%	$555,282	94.4%	$117,660	21.2%
Supplemental and contingent commissions	29,782	4.0	20,455	3.5	9,327	45.6
Loss mitigation and other fees	36,828	5.0	12,392	2.1	24,436	197.2
Total Net commissions and fees	$739,552		$588,129		$151,423	25.7%

	Nine Months Ended September 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$2,083,983	92.4%	$1,706,781	94.5%	$377,202	22.1%
Supplemental and contingent commissions	103,185	4.6	58,618	3.2	44,567	76.0
Loss mitigation and other fees	69,369	3.0	40,865	2.3	28,504	69.8
Total Net commissions and fees	$2,256,537		$1,806,264		$450,273	24.9%
Liquidity and Financial Condition
As of September 30, 2025, the Company had Cash and cash equivalents of $153.5 million and outstanding debt principal of $3.4 billion.

Quarterly Dividend
On October 30, 2025, the Company’s board of directors declared a regular quarterly dividend of $0.12 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on November 25, 2025, to stockholders of record as of the close of business on November 11, 2025. A portion of the dividend, $0.05 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2025 Guidance*
The Company is updating its full year 2025 guidance for Organic Revenue Growth Rate and Adjusted EBITDAC Margin
as follows:
•We are guiding to an Organic Revenue Growth Rate of double digits for the full year 2025.
•We are guiding to an Adjusted EBITDAC Margin of flat to modestly down for the full year 2025, as compared to the prior year.
The Company has revised the manner in which it is presenting its guidance in response to, among other factors, a significantly increased and unpredictable opportunity to hire broking and underwriting talent and to make other investments in its business, which the Company anticipates will persist for at least the near term and will impact
Adjusted EBITDAC Margin. In addition, the revised presentation more closely aligns with common industry practices for guidance.
The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on October 30,
2025. Interested parties may access the conference call through the live webcast, which can be accessed at https://
ryan-specialty-q3-2025-earnings-call.open-exchange.net/registration or by visiting the Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2025 Outlook” are forward-looking statements. Words such as
“anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely”
and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange
Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The
Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense,
Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-
based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs.
Acquisition-related expense included a $4.5 million charge for the nine months ended September 30, 2024, related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-
related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. These plans require service requirements, and in some cases performance targets, to be met in order to be earned.
Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program, which concluded at the end of 2024. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended
September 30, 2025, Other non-operating loss (income) consisted of $0.3 million of forfeitures of vested equity awards, $0.2 million of seller reimbursement of acquisition-related retention incentives, $0.2 million of sublease income offset by $0.4 million of TRA contractual interest and related charges. For the three months ended
September 30, 2024, Other non-operating loss (income) consisted of $16.2 million of term loan modification expense and $0.5 million of TRA contractual interest and related charges offset by $0.1 million of sublease income.
For the nine months ended September 30, 2025, Other non-operating loss (income) consisted of $0.6 million of seller reimbursement of acquisition-related retention incentives, $0.4 million of sublease income, and $0.3 million of forfeitures of vested equity awards offset by $0.8 million of TRA contractual interest and related charges. For the nine months ended September 30, 2024, Other non-operating loss (income) consisted of $18.1 million of expense related to term loan modifications and $0.8 million of TRA contractual interest and related charges offset by $0.4 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent
New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company’s adjusted pre-tax income as if the
Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of
Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC
Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, vested but unexercised Options, and unvested equity awards were exchanged into shares of Class A common stock as if 100%
of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The Company presents Credit
Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data presented for the twelve months ended September 30, 2025, was derived by adding the consolidated financial data of the Company for the twelve months ended December 31,
2024, to the consolidated financial data of the Company for the nine months ended September 30, 2025, and subtracting the consolidated financial data of the Company for the nine months ended September 30, 2024. The summary unaudited consolidated financial data for the twelve months ended September 30, 2025, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year
2025 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Revenue
Net commissions and fees	$739,552	$588,129	$2,256,537	$1,806,264
Fiduciary investment income	15,025	16,565	43,376	45,917
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
Expenses
Compensation and benefits	440,434	393,249	1,355,995	1,180,825
General and administrative	117,589	88,684	330,698	247,518
Amortization	70,188	39,182	204,841	97,711
Depreciation	3,607	2,467	9,134	6,820
Change in contingent consideration	11,968	(365)	(2,833)	813
Total operating expenses	$643,786	$523,217	$1,897,835	$1,533,687
Operating income	$110,791	$81,477	$402,078	$318,494
Interest expense, net	56,344	49,388	169,186	109,916
(Income) from equity method investments	(4,957)	(4,182)	(15,050)	(13,510)
Other non-operating loss (income)	(402)	16,590	(636)	18,575
Income before income taxes	$59,806	$19,681	$248,578	$203,513
Income tax expense (benefit)	(2,797)	(8,962)	65,659	16,155
Net income	$62,603	$28,643	$182,919	$187,358
GAAP financial measures
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
Net commissions and fees	739,552	588,129	2,256,537	1,806,264
Compensation and benefits	440,434	393,249	1,355,995	1,180,825
General and administrative	117,589	88,684	330,698	247,518
Net income	62,603	28,643	182,919	187,358
Compensation and benefits expense ratio (1)	58.4%	65.0%	59.0%	63.8%
General and administrative expense ratio (2)	15.6%	14.7%	14.4%	13.4%
Net income margin (3)	8.3%	4.7%	8.0%	10.1%
Earnings per share (4)	$0.24	$0.15	$0.44	$0.67
Diluted earnings per share (4)	$0.20	$0.09	$0.41	$0.59
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Non-GAAP financial measures*
Organic revenue growth rate	15.0%	11.8%	11.4%	13.3%
Adjusted compensation and benefits expense	$417,217	$343,442	$1,268,059	$1,057,424
Adjusted compensation and benefits expense ratio	55.3%	56.8%	55.1%	57.1%
Adjusted general and administrative expense	$101,827	$70,991	$287,414	$199,583
Adjusted general and administrative expense ratio	13.5%	11.7%	12.5%	10.8%
Adjusted EBITDAC	$235,533	$190,261	$744,440	$595,174
Adjusted EBITDAC margin	31.2%	31.5%	32.4%	32.1%
Adjusted net income	$131,704	$113,633	$424,225	$369,604
Adjusted net income margin	17.5%	18.8%	18.4%	20.0%
Adjusted diluted earnings per share	$0.47	$0.41	$1.52	$1.34

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$153,485	$540,203
Commissions and fees receivable – net	439,796	389,758
Fiduciary cash and receivables	3,747,095	3,739,727
Prepaid incentives – net	10,112	9,219
Other current assets	96,353	109,951
Total current assets	$4,446,841	$4,788,858
NON-CURRENT ASSETS
Goodwill	3,129,889	2,646,676
Customer relationships	1,508,880	1,392,048
Other intangible assets	110,978	83,674
Prepaid incentives – net	16,809	17,442
Equity method investments	101,845	70,877
Property and equipment – net	69,790	50,209
Lease right-of-use assets	134,513	133,256
Deferred tax assets	318,076	448,289
Other non-current assets	14,237	18,589
Total non-current assets	$5,405,017	$4,861,060
TOTAL ASSETS	$9,851,858	$9,649,918
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$257,493	$249,200
Accrued compensation	360,614	486,322
Operating lease liabilities	24,565	22,107
Tax Receivable Agreement liabilities	25,320	—
Short-term debt and current portion of long-term debt	41,814	51,732
Fiduciary liabilities	3,747,095	3,739,727
Total current liabilities	$4,456,901	$4,549,088
NON-CURRENT LIABILITIES
Accrued compensation	75,881	49,362
Operating lease liabilities	159,263	159,231
Long-term debt	3,349,380	3,231,128
Tax Receivable Agreement liabilities	447,904	436,296
Deferred tax liabilities	37,718	39,922
Other non-current liabilities	92,940	86,606
Total non-current liabilities	$4,163,086	$4,002,545
TOTAL LIABILITIES	$8,619,987	$8,551,633
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 128,703,235 and 125,411,089 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	129	125
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 135,082,847 and 136,456,313 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	135	136
Class X common stock (0.001 par value; 0 shares authorized, issued, and outstanding at September 30, 2025; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2024)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2025 and December 31, 2024)	—	—
Additional paid-in capital	490,284	506,258
Retained earnings	128,849	122,939
Accumulated other comprehensive income (loss)	11,076	(1,796)
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$630,473	$627,662
Non-controlling interests	601,398	470,623
Total stockholders’ equity	$1,231,871	$1,098,285
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,851,858	$9,649,918

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$182,919	$187,358
Adjustments to reconcile net income to cash flows provided by operating activities:
Income from equity method investments	(15,050)	(13,510)
Amortization	204,841	97,711
Depreciation	9,134	6,820
Prepaid and deferred compensation expense	33,613	25,220
Non-cash equity-based compensation	50,988	61,664
Amortization of deferred debt issuance costs	7,157	21,838
Amortization of interest rate cap premium	5,216	5,216
Deferred income tax expense (benefit)	11,472	(1,959)
Deferred income tax expense from common control reorganization	47,978	—
Loss on Tax Receivable Agreement	783	646
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(6,392)	21,514
Accrued interest liability	(12,489)	2,260
Other current and non-current assets	19,520	(12,826)
Other current and non-current accrued liabilities	(159,269)	(146,724)
Total cash flows provided by operating activities	$380,421	$255,228
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(636,925)	(1,256,732)
Capital expenditures	(50,678)	(29,705)
Equity method investment in VSIC	(16,561)	—
Asset acquisitions	(3,014)	—
Total cash flows used in investing activities	$(707,178)	$(1,286,437)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Secured Notes	—	595,200
Borrowings on Revolving Credit Facility	1,114,872	850,000
Repayments on Revolving Credit Facility	(990,857)	(850,000)
Debt issuance costs paid	(2,889)	(16,771)
Proceeds from term debt	—	107,625
Repayment of term debt	(12,750)	(8,250)
Receipt of contingently returnable consideration	1,927	—
Payment of contingent consideration	(29,252)	—
Tax distributions to non-controlling LLC Unitholders	(45,695)	(65,833)
Receipt of taxes related to net share settlement of equity awards	35,174	26,502
Taxes paid related to net share settlement of equity awards	(36,051)	(18,516)
Class A common stock dividends and Dividend Equivalents paid	(46,825)	(66,507)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(20,428)	(16,754)
Payment of accrued return on Ryan Re preferred units	(249)	(2,047)
Net change in fiduciary liabilities	38,341	90,700
Total cash flows provided by financing activities	$5,318	$625,349
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	14,507	5,641
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(306,932)	$(400,219)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,680,805	1,756,332
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,373,873	$1,356,113
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$153,485	$235,199
Cash and cash equivalents held in a fiduciary capacity	1,220,388	1,120,914
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,373,873	$1,356,113

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Current period Net commissions and fees revenue	$739,552	$588,129	$2,256,537	$1,806,264
Less: Current period contingent commissions	(24,310)	(14,842)	(82,164)	(44,741)
Less: Revenue attributable to sold businesses	(65)	—	(354)	—
Net commissions and fees revenue excluding contingent commissions	$715,177	$573,287	$2,174,019	$1,761,523

Prior period Net commissions and fees revenue	$588,129	$487,345	$1,806,264	$1,507,878
Less: Prior year contingent commissions	(14,842)	(4,487)	(44,741)	(30,624)
Less: Revenue attributable to sold businesses	(427)	—	(1,548)	—
Prior period Net commissions and fees revenue excluding contingent commissions	$572,860	$482,858	$1,759,975	$1,477,254

Change in Net commissions and fees revenue excluding contingent commissions	$142,317	$90,429	$414,044	$284,269
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(55,650)	(33,416)	(212,249)	(87,690)
Impact of change in foreign exchange rates	(923)	(196)	(1,324)	(521)
Organic revenue growth (Non-GAAP)	$85,744	$56,817	$200,471	$196,058

Net commissions and fees revenue growth rate (GAAP)	25.7%	20.7%	24.9%	19.8%
Less: Impact of contingent commissions (1)	(0.9)	(2.0)	(1.4)	(0.6)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	24.8%	18.7%	23.5%	19.2%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(9.7)	(6.9)	(12.0)	(5.9)
Impact of change in foreign exchange rates (4)	(0.1)	0.0	(0.1)	0.0
Organic Revenue Growth Rate (Non-GAAP)	15.0%	11.8%	11.4%	13.3%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
Compensation and benefits expense	$440,434	$393,249	$1,355,995	$1,180,825
Acquisition-related expense	(3,583)	(3,785)	(8,546)	(5,171)
Acquisition related long-term incentive compensation	(7,463)	(15,775)	(25,115)	(17,039)
Restructuring and related expense	—	(5,693)	—	(35,676)
Amortization and expense related to discontinued prepaid incentives	(981)	(1,095)	(3,287)	(3,851)
Equity-based compensation (1)	(7,432)	(17,385)	(36,854)	(39,656)
Initial public offering related expense	(3,758)	(6,074)	(14,134)	(22,008)
Adjusted compensation and benefits expense (2)	$417,217	$343,442	$1,268,059	$1,057,424
Compensation and benefits expense ratio	58.4%	65.0%	59.0%	63.8%
Adjusted compensation and benefits expense ratio	55.3%	56.8%	55.1%	57.1%
(1)For the three months ended September 30, 2025, $5.8 million of expense was reversed associated with certain executive performance-based awards. For the three months ended September 30, 2024, Equity-based compensation included $4.6 million of expense associated with the removal of equity transfer restrictions for an executive officer of the Company. See “Note 8, Equity-Based Compensation” of the unaudited quarterly financial statements for additional discussion.
(2)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
General and administrative expense	$117,589	$88,684	$330,698	$247,518
Acquisition-related expense	(15,762)	(12,560)	(43,284)	(35,779)
Restructuring and related expense	—	(5,133)	—	(12,156)
Adjusted general and administrative expense (1)	$101,827	$70,991	$287,414	$199,583
General and administrative expense ratio	15.6%	14.7%	14.4%	13.4%
Adjusted general and administrative expense ratio	13.5%	11.7%	12.5%	10.8%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
Net income	$62,603	$28,643	$182,919	$187,358
Interest expense, net	56,344	49,388	169,186	109,916
Income tax expense (benefit)	(2,797)	(8,962)	65,659	16,155
Depreciation	3,607	2,467	9,134	6,820
Amortization	70,188	39,182	204,841	97,711
Change in contingent consideration	11,968	(365)	(2,833)	813
EBITDAC	$201,913	$110,353	$628,906	$418,773
Acquisition-related expense	19,345	16,345	51,830	40,950
Acquisition related long-term incentive compensation	7,463	15,775	25,115	17,039
Restructuring and related expense	—	10,826	—	47,832
Amortization and expense related to discontinued prepaid incentives	981	1,095	3,287	3,851
Other non-operating loss (income)	(402)	16,590	(636)	18,575
Equity-based compensation	7,432	17,385	36,854	39,656
IPO related expenses	3,758	6,074	14,134	22,008
(Income) from equity method investments	(4,957)	(4,182)	(15,050)	(13,510)
Adjusted EBITDAC	$235,533	$190,261	$744,440	$595,174
Net income margin	8.3%	4.7%	8.0%	10.1%
Adjusted EBITDAC margin	31.2%	31.5%	32.4%	32.1%

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$754,577	$604,694	$2,299,913	$1,852,181
Net income	$62,603	$28,643	$182,919	$187,358
Income tax expense (benefit)	(2,797)	(8,962)	65,659	16,155
Amortization	70,188	39,182	204,841	97,711
Amortization of deferred debt issuance costs (1)	2,397	15,402	7,157	21,838
Change in contingent consideration	11,968	(365)	(2,833)	813
Acquisition-related expense	19,345	16,345	51,830	40,950
Acquisition related long-term incentive compensation	7,463	15,775	25,115	17,039
Restructuring and related expense	—	10,826	—	47,832
Amortization and expense related to discontinued prepaid incentives	981	1,095	3,287	3,851
Other non-operating loss (income)	(402)	16,590	(636)	18,575
Equity-based compensation	7,432	17,385	36,854	39,656
IPO related expenses	3,758	6,074	14,134	22,008
(Income) from equity method investments	(4,957)	(4,182)	(15,050)	(13,510)
Adjusted income before income taxes (2)	$177,979	$153,808	$573,277	$500,276
Adjusted income tax expense (3)	(46,275)	(40,175)	(149,052)	(130,672)
Adjusted net income	$131,704	$113,633	$424,225	$369,604
Net income margin	8.3%	4.7%	8.0%	10.1%
Adjusted net income margin	17.5%	18.8%	18.4%	20.0%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and nine months ended
September 30, 2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21%
and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and nine months ended September 30,
2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per share of Class A common stock – diluted	$0.20	$0.09	$0.41	$0.59
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.09)	(0.03)	(0.01)	(0.29)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.12	0.05	0.27	0.39
Plus: Adjustments to Adjusted net income (3)	0.25	0.31	0.88	0.67
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	(0.03)	(0.02)
Adjusted diluted earnings per share	$0.47	$0.41	$1.52	$1.34

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	273,462	272,686	138,090	271,283
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	—	135,644	—
Plus: Dilutive impact of unvested equity awards (4)	5,526	3,467	5,407	4,445
Adjusted diluted earnings per share diluted share count	278,988	276,153	279,141	275,728
(1)Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended September 30, 2025 and 2024, this removes $23.4 million and $8.3 million of Net income, respectively, on 273.5 million and 272.7 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2025, and 2024, this removes $1.2 million and $78.3 million of Net income, respectively on
138.1 million and 271.3 million Weighted average shares of Class A common stock outstanding - diluted, respectively. See “Note 9, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. For the three months ended September 30, 2025 and 2024, this includes $31.5 million and $11.1 million of
Net income, respectively, on 273.5 million and 272.7 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2025, and 2024, this includes $127.5 million and $106.4 million of Net income, respectively, on 273.7 million and 271.3 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2025,
135.6 million weighted average outstanding LLC Common Units were considered dilutive and included in the 273.7 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 9,
Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 273.5 million and 272.7 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended
September 30, 2025 and 2024, respectively, and 273.7 million and 271.3 million Weighted-average shares of Class
A common stock outstanding - diluted for the nine months ended September 30, 2025 and 2024, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards as well as outstanding vested options and vested Class C
Incentive Units is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 9, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended September 30, 2025 and 2024, 5.5 million and 3.5 million shares were added to the calculation, respectively. For the nine months ended September 30, 2025 and
2024, 5.4 million and 4.4 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended September 30, 2025
Total Revenue	$2,963,442
Net Income	$225,474
Interest expense, net	217,718
Income tax expense	92,145
Depreciation	12,099
Amortization	264,975
Change in contingent consideration (1)	(26,505)
EBITDAC	$785,906
Acquisition-related expense	80,722
Acquisition related long-term incentive compensation	33,022
Restructuring and related expense	11,865
Amortization and expense related to discontinued prepaid incentives	4,596
Other non-operating (income)	(4,170)
Equity-based compensation	49,236
IPO related expenses	19,083
(Income) from equity method investments	(19,771)
Adjusted EBITDAC (2)	$960,489
Credit adjustments (3)	26,357
Credit Adjusted EBITDAC	$986,846
(1)For the twelve months ended September 30, 2025, Change in contingent consideration included a $39.8 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions and business performance.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.